Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111
March 9, 2026
Ingram Micro Holding Corporation
3351 Michelson Drive
Suite 100
Irvine, CA 92612
Ladies and Gentlemen:
We have acted as counsel to Ingram Micro Holding Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale by Ingram Holdco, LLC (the “Selling Stockholder”) of 8,988,764 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291469) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 12, 2025, which became effective under the Securities Act on December 3, 2025, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the documents incorporated by reference therein (the “Registration Statement”).
We have examined copies of the (a) second amended and restated certificate of incorporation of the Company, (b) the amended and restated bylaws of the Company, (c) the Registration Statement, (d) the prospectus filed by the Company as part of the Registration Statement that became effective on December 3, 2025 (the “Base Prospectus”), (e) the preliminary prospectus supplement, dated March 5, 2026, relating to the Common Stock, in the form filed by the Company with the Commission on March 5, 2026 pursuant to Rule 424(b) of the Rules and Regulations, including the documents incorporated by reference therein (together with the Base Prospectus, the “Preliminary Prospectus” and, together with the documents and pricing information set forth in Schedule III of the Underwriting Agreement, the “Time of Sale Prospectus”), (f) the prospectus supplement, dated March 5, 2026, relating to the Common Stock, in the form filed by the Company with the Commission on March 6, 2026 pursuant to Rule 424(b) of the Rules and Regulations, including the documents incorporated by reference therein (together with the Base Prospectus, the “Prospectus”), (g) an executed copy of the Underwriting Agreement, (h) a certificate of the Secretary of the Company, dated March 9, 2026, including the exhibits thereto, (i) a certificate of an officer of the Company, dated March 9, 2026, (j) a certificate, dated February 18, 2026, and a facsimile bringdown thereof, dated March 9, 2026 from the Office of the Secretary of the State of Delaware as to the existence and good standing in the State of Delaware of the Company, and (k) all relevant and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.
 We have also examined, have relied as to matters of fact upon and have assumed the accuracy of originals or copies certified, or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments that we have deemed appropriate and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and of representations of such persons whom we have deemed appropriate, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, and in connection with our review of all such documents, including the documents referred to in clauses (a) through (k) of the preceding

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March 9, 2026

paragraph, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.
Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the shares of Common Stock to be sold are validly issued, fully paid and non-assessable.
This opinion expressed herein is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.
This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Willkie Farr & Gallagher LLP